Exhibit 2.3



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         REALTY INFORMATION GROUP, INC.

                                       AND

                             JAMISON RESEARCH, INC.

                                       AND

                   THE STOCKHOLDERS OF JAMISON RESEARCH, INC.


                              DATED JANUARY 6, 1999

                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 6th day of January, 1999, by and among Realty Information Group, Inc. a Delaware corporation ("RIGINC") and Jamison Research, Inc., a Georgia corporation (the "Company"), Henry D. Jamison IV and Leslie Lees Jamison (each a "Stockholder" and collectively, the "Stockholders"and, together with the Company, the "Jamison Parties").

                                   BACKGROUND

     A. The Stockholders are the owners of ninety percent (90%) of the issued and outstanding shares of the capital stock of the Company and The Church of the Apostles of Atlanta (the "Church") is the owner of the remaining ten percent (10%) of the issued and outstanding shares of the capital stock of the Company (all of the issued and outstanding shares of the capital stock of the Company are hereinafter referred to as the "Shares");

     B. RIGINC, THE CHURCH AND THE STOCKHOLDERS DEEM IT ADVISABLE AND IN THEIR RESPECTIVE BEST INTERESTS TO EFFECT THE MERGER OF THE COMPANY WITH AND INTO A CORPORATION HEREAFTER TO BE FORMED AND WHOLLY OWNED BY RIGINC ("MERGER SUB"), WHICH SHALL BECOME A PARTY TO THIS AGREEMENT AND TO THE PLAN OF REORGANIZATION DESCRIBED BELOW, ALL SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN;

     C. THE CHURCH HAS CONSENTED TO THE MERGER OF THE COMPANY WITH AND INTO MERGER SUB AND THE ACQUISITION OF ITS TEN PERCENT (10%) INTEREST IN THE COMPANY IN EXCHANGE FOR the portion of the Consideration that it is to receive in accordance herewith, a copy of which consent (the "Church Consent") is attached hereto as Exhibit A, and made a part hereof; and
            ----------

     D. RIGINC has paid Five Hundred Thousand Dollars ($500,000.00) in earnest money (the "Deposit") to Cushing, Morris, Armbruster & Jones, LLP ("CMAJ") to be held and distributed in accordance herewith;

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE  I.

                                     MERGER

     1.1     THE  MERGER.
             ------------

          (a) At the Effective Time, as defined in Section 2.1, upon the terms and subject to the conditions set forth herein, and in accordance with the Georgia Business Corporation Code (the "Georgia Code"), the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Merger"). Merger Sub after the Merger is sometimes hereafter referred to as the "Surviving Corporation."

          (b) At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Georgia Code and shall succeed to all rights, privileges, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations of the Company in accordance with the provisions of the Georgia Code.

          (c) The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Date, shall be the articles of incorporation of the Surviving Corporation. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial board of directors of the Surviving Corporation, each of such persons to serve until his or her successor is duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor is duly qualified.

     1.2     CONSIDERATION;  CONVERSION.
             --------------------------

     (a) At the Effective Time, by virtue of the Merger, and without any action on the part of the Stockholders, all of the Shares issued and outstanding immediately prior to the Closing Date shall be canceled, retired and converted into and become the right to receive the Consideration described in Section 1.2(b). At the Closing (as defined in Section 2.1), the Stockholders and the Church shall surrender the certificates representing the Shares, accompanied by blank stock powers and all necessary transfer taxes and other revenue stamps, to Merger Sub, and Merger Sub shall deliver the Consideration to the Stockholders and the Church, allocated in accordance with Section 1.2(c) hereof. Shares of the Company delivered by the Stockholders and the Church shall be free and clear of all "Liens," which for purposes of this Agreement, include any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     (b) The "Consideration" shall be (i) Five Million Two Hundred Eighty-Four Thousand Twenty-Seven Dollars ($5,284,027.00) in cash, and (ii) the number of shares of RIGINC's common stock, par value $.01 per share (the "RIGINC Stock"), equal to Five Million Four Hundred Sixty-Five Thousand Nine Hundred Seventy-Three Dollars ($5,465,973.00) divided by one of the following: (A) if the average closing sale price as adjusted for any stock splits or other reclassifications on or before the Closing Date for shares of RIGINC common stock on the five (5) trading days immediately preceding the Closing Date as reported by The Wall Street Journal (the "RIGINC Closing Stock Price") is $12.20 or higher, then by $12.20; (B) if the RIGINC Closing Stock Price is less than $12.20 but is equal to or greater than $10.20, then by the RIGINC Closing Stock Price; (C) if the RIGINC Closing Stock Price is less than $10.20 and RIGINC so elects by written notice to the Stockholders immediately prior to the Closing, by the RIGINC Closing Stock Price; or (D) if the RIGINC Closing Stock Price is less than $10.20 and RIGINC does not elect to use a RIGINC Closing Stock Price that is less than $10.20, then by $10.20, in which event the Stockholders shall be entitled to terminate this Agreement in accordance with Section 10.1(b) hereof. No fractional shares shall be issued, and if the RIGINC Stock would include a fractional share by application of the applicable formula above, then the RIGINC Stock shall be increased to the next whole number of shares (rounding up).

     (c) The Consideration payable at the Closing shall be allocated among the Stockholders and the Church in proportion to their share ownership of the Company as set forth in Schedule 3.4 or as otherwise indicated by the Stockholders before Closing.

     (d) Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation. If the allocation of RIGINC Stock results in fractional shares, then the number of shares that the Stockholders or the Church would have received shall be increased to the next whole number (rounding up).

     (e) The Consideration has been calculated based upon several factors, including the Company having a Net Worth (defined below) as of Closing (the "Actual Net Worth") no less than $(89,774) (the "Net Worth Target"). For purposes of this Agreement, "Net Worth" shall mean the total Shareholders' equity (deficit) as shown on the Company's balance sheet in conformity with GAAP (defined below).

     1.3     POST-CLOSING  ADJUSTMENT.   The  Consideration  shall be subject to
             ------------------------
adjustment  after  the  Closing  Date  as  specified  in  this  Section  1.3:

     (a) Within ninety (90) days following the Closing, RIGINC shall cause Ernst & Young LLP (the "RIGINC's Independent Auditors") to audit the Company's books to determine the Net Worth of the Company as of the Closing and the accuracy of the information set forth in Section 3.8 (the "Post-Closing Audit"). The parties acknowledge and agree that for purposes of determining the financial performance of the Company, all financial calculations shall be done, except with the prior written consent of RIGINC, as provided in Section 3.8. The Stockholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with RIGINC and RIGINC's
Independent Auditors after the Closing Date in furnishing information, documents, evidence and other assistance to RIGINC's Independent Auditors to facilitate the completion of the Post-Closing Audit within the aforementioned time period. In the event that RIGINC's Independent Auditors determine that the Net Worth of the Company as of Closing was less than the Net Worth Target, RIGINC shall promptly deliver a written notice (the "Financial Adjustment Notice") to the Stockholders' Representative, as defined in Section 1.5, setting forth (i) the determination made by RIGINC's Independent Auditors of the Net Worth of the Company, (ii) the amount by which the Net Worth Target exceeds the Net Worth determined by RIGINC's Independent Auditors (the "Proposed Consideration Adjustment") and (iii) the amount by which the Consideration would have been reduced at Closing had the Consideration been reduced at Closing by the Proposed Consideration Adjustment.

     (b) The Stockholders' Representative shall have fifteen (15) days from the receipt of the Financial Adjustment Notice to notify RIGINC if the Stockholders dispute such Financial Adjustment Notice. If RIGINC has not received notice of such a dispute within such 15-day period, the Proposed Consideration Adjustment shall be the Final Consideration Adjustment and RIGINC shall be entitled to receive from the Stockholders the Final Consideration Adjustment, subject to the provisions of Section 8.7 hereof. If, however, the Stockholders' Representative has delivered notice of such a dispute to RIGINC within such 15-day period (which such notice shall state the Stockholders' calculation of Net Worth), then RIGINC's Independent Auditors shall select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review the Company's books, the Financial Adjustment Notice and the notice of dispute (and related information) to determine the amount, if any, of the Final Consideration Adjustment (defined below). Such independent accounting firm shall be confirmed by the Stockholders' Representative and RIGINC within three (3) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to RIGINC's Independent Auditors in connection with the transactions contemplated hereby, (ii) reviewed by RIGINC's Independent Auditors during the course of the Post-Closing Audit or (iii) supplemental information supplied by either party to the independent accounting firm. The independent accounting firm shall make its determination of the Actual Net Worth and the amount by which the Net Worth Target exceeds the Actual Net Worth (the "Final Consideration Adjustment"), if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, RIGINC shall be entitled to receive from the Stockholders the Final Consideration Adjustment, subject to the provisions of Section 8.7 hereof. The costs of the independent accounting firm shall be borne by the party (either the RIG Parties or the Stockholders as a group) whose determination of the Net Worth as of the Closing was further from the determination of the Actual Net Worth by the independent accounting firm, or equally by RIGINC and the Stockholders in the event that the determination by the independent accounting firm is equidistant between the determination of the Net Worth by RIGINC on one hand, and the Stockholders' calculation of Net Worth, on the other.

     1.4     PLEDGED  ASSETS.
             ---------------

          (a) As collateral security for the payment of any post-Closing adjustment to the Final Consideration Adjustment under Section 1.3, or any indemnification obligations of the Stockholders pursuant to Article VIII, the Stockholders shall, and by execution hereof do hereby, transfer, pledge and assign to RIGINC, for the benefit of RIGINC, a security interest in the following assets (the "Pledged Assets"):

               (i) a number of shares of RIGINC Stock that has a value of $200,000.00 based on the RIGINC Closing Stock Price (provided that no fractional shares shall be transferred, pledged or assigned hereunder, and the amount of the Pledged Assets shall be increased to the next whole share (rounding up)) and the certificates and instruments, if any, representing or evidencing each such Stockholder's Pledged Assets;

               (ii) all securities hereafter delivered to the Stockholders with respect to or in substitution for such Stockholder's pledged shares of RIGINC Stock, all certificates and instruments representing or evidencing such securities, and all non-cash dividends and other property (other than cash dividends) at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and if either Stockholder receives any such property, such Stockholder shall hold such property in trust for RIGINC and shall immediately deliver such property to RIGINC to be held hereunder as Pledged Assets; and

               (iii) all non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

          (b) Each certificate evidencing a Stockholder's Pledged Assets issued in his or her name in the transactions contemplated hereby, shall be delivered to RIGINC directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those provided for by this Agreement or imprinted by the transfer agent at RIGINC's request. Each Stockholder shall, at the Closing, deliver to RIGINC, for each such certificate, a stock power duly signed in blank by him or her.

          (c) The Stockholders shall be entitled to retain cash proceeds from, and exercise any voting powers incident to, the Pledged Assets that are not applied to satisfy any Final Consideration Adjustment pursuant to Section
1.3 and any indemnification obligations of the Stockholders pursuant to Article VIII.

          (d) The Pledged Assets shall be available to satisfy any Final Consideration Adjustment pursuant to Section 1.3 and any indemnification obligations of the Stockholders pursuant to Article VIII until the date that is one hundred eighty-three (183) days after the Closing (the "Release Date"). On the Release Date or the first business day thereafter, RIGINC shall return or cause to be returned to the Stockholders the Pledged Assets not previously released by RIGINC less Pledged Assets having an aggregate value equal to the amount of (i) any pending claim for a post-Closing adjustment to the Consideration under Section 1.3 or any settled or finally-determined claim for a post-Closing adjustment to the Consideration under Section 1.3, and (ii) any pending claim for indemnification made by any RIGINC Indemnified Party (as defined in Article VIII), or any settled or finally-determined claim for indemnification made by any RIGINC Indemnified Party (as defined in Article
VIII), which such Pledged Assets shall be transferred to RIGINC. For purposes of clause (i) of the preceding sentence, the RIGINC Stock held as Pledged Assets shall be valued at the RIGINC Closing Stock Price; and for purposes of clause
(ii) of the preceding sentence, the RIGINC Stock held as Pledged Assets shall be valued at the average Closing Price of RIGINC common stock on the twenty (20) trading days immediately preceding the date of settlement or final determination of such claim. Should the Stockholders' tax advisor advise them accordingly, the Stockholders may pay an amount in cash to satisfy any claim for a post-Closing adjustment to Consideration under Section 1.3 that would equal the value of RIGINC Stock that would otherwise be transferred hereunder, and upon receipt of the cash, RIGINC shall release the Pledged Assets that would otherwise be transferred to it to the Stockholders. "Closing Price" on any trading day shall mean the closing sale price of RIGINC common stock on NASDAQ. If RIGINC common stock is de-listed from NASDAQ, then on such other principal quotation system or national securities exchange on which the RIGINC common stock is admitted to trading or quoted or listed, or if not admitted to trading or quoted or listed on any quotation system or national securities exchange, the average of the closing bid and asked prices of the RIGINC common stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as reasonably determined by an independent accounting firm designated by the parties that has not represented any of the parties hereto, their affiliates, successors or assigns at any time during the two-year period immediately preceding the day in question.

     1.5     STOCKHOLDERS'  REPRESENTATIVE.
             -----------------------------

          (a) The Stockholders, by signing this Agreement, designate Leslie Lees Jamison, or, in the event that Leslie Lees Jamison is unable or unwilling to serve, Henry D. Jamison IV to be the Stockholders' Representative for purposes of this Agreement. The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

          (b) RIGINC shall be entitled to rely upon any communication or writings given or executed by the Stockholders' Representative. All notices to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any notice so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept notice on behalf of the Stockholders pursuant hereto.

          (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders'Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Stockholder hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by such Stockholder's death or any other event.

     1.6     ACCOUNTING TERMS.  Except as otherwise expressly provided herein or
             ----------------
in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                                   ARTICLE II

                                     CLOSING

     2.1     LOCATION  AND  DATE.   The  consummation  of  the  transactions
             -------------------
contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of RIGINC on the first business day after all the conditions set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as RIGINC, the Company and the Stockholders may mutually agree, which date shall be no later than twenty (20) days after the date hereof and shall be referred to as the "Closing Date." The Merger shall become effective as of the close of business on the Closing Date (the "Effective Time").

     2.2     DELIVERIES.  The Stockholders shall deliver to RIGINC the following
             ----------
at the Closing: (a) stock certificates representing (i) the Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer, in each case with signatures guaranteed by a national bank or member firm of the New York Stock Exchange, and with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to RIGINC good and marketable title to the Shares free and clear of all Liens, and (ii) all the issued and then outstanding shares of capital stock of the Company's subsidiaries, if any, free and clear of all Liens; and (b) all other documents, certificates, instruments or writings required to be delivered by the Stockholders or the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. Against delivery of the Shares, RIGINC shall deliver to the Stockholders at the Closing the
Consideration free and clear of all Liens (other than Liens specifically contemplated herein) and all documents, certificates, instruments or writings required to be delivered by RIGINC at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith; provided, however, that
                                                         --------  -------
the cash Consideration delivered by RIGINC will be decreased in an amount equal to the Deposit, and CMAJ shall disburse the Deposit to the Stockholders. At the request of the Stockholders and upon receipt from David P. Evemy ("Evemy") of a document agreeing to the restrictions set forth in Section 5.9, an affiliate agreement described in Section 6.7(b) and a full release of obligations of the Company and the Stockholders under the "Evemy Agreement" (as defined below), RIGINC shall deliver that number of shares of the RIGINC stock (as specified by the Stockholders) otherwise deliverable hereunder to the Stockholders to Evemy to satisfy some or all of the obligations of the Company under that certain deferred compensation letter agreement between the Company and Evemy dated December 17, 1997 (the "Evemy Agreement").

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE STOCKHOLDERS

     To induce RIGINC to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Stockholders, jointly and severally, represents and warrants to RIGINC as follows (for purposes of this Agreement, the phrases "knowledge of the Stockholders" or the "Stockholders' knowledge," or words of similar import, mean the knowledge of Henry D. Jamison IV and Leslie Lees Jamison, including facts of which either, in the reasonably prudent exercise of his or her duties as an officer, director and/or stockholder of the Company, should be aware):

     3.1     DUE  ORGANIZATION.
             -----------------

          (a) The Company is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.l(a) hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it does business.

          (b) The Company has delivered to RIGINC true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are collectively referred to as the "Company Charter Documents." The Company is not in violation of any Company Charter Document. The minute books of the Company have been made available to RIGINC (and at Closing shall be delivered, along with the Company's original stock ledger and corporate seal, to RIGINC) and are correct and, except as set forth in Schedule 3.1(b), complete in all material respects.

          (c) Schedule 3.1(c) contains a complete and accurate list of the directors and officers of the Company.

     3.2     AUTHORIZATION;  VALIDITY.  The  Company has all requisite corporate
             ------------------------
power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each Stockholder has the full legal right and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Stockholders and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Company and each Stockholder, enforceable in accordance with its terms.

     3.3     NO CONFLICTS.   Except as set forth on Schedule 3.3, the execution,
             ------------
delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of, any of the Company Charter Documents;

          (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company or any Stockholder is a party or by which the Company or any Stockholder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's properties pursuant to (i) any law or regulation to which the Company or any Stockholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or any Stockholder is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company; or

          (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or any Stockholder is subject or by which the Company or any Stockholder is bound.

     3.4     CAPITAL  STOCK OF THE COMPANY.  The authorized capital stock of the
             -----------------------------
Company consists of 500,000 shares of common stock, $0.10 par value, of which 9,000 shares are issued and outstanding and no shares of preferred stock. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders and the Church in the amounts set forth in Schedule 3.4 free and clear of all Liens. All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company.

     3.5     TRANSACTIONS  IN  CAPITAL  STOCK; ACCOUNTING TREATMENT .  Except as
             ------------------------------------------------------
set forth on Schedule 3.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise become outstanding any shares of capital stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     3.6     SUBSIDIARIES  STOCK
             -------------------

          (a) Except as set forth on Schedule 3.6(a), the Company has no subsidiaries.

          (b) Except as set forth on Schedule 3.6(b), the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     3.7     COMPLETE  COPIES OF MATERIALS.  The Company has delivered to RIGINC
             -----------------------------
true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by RIGINC, except for certain contracts for which representative samples only have been provided to RIGINC.

     3.8     COMPANY  FINANCIAL  CONDITIONS.
             ------------------------------

          (a)     The  Net  Worth  (deficit)  as of June 30, 1998 was $(47,774).

          (b) The Company's revenues for the fiscal year ended December 31, 1998 were not less than $4,400,000.

          (c) The Company's earnings before interest and taxes for the fiscal year ended December 31, 1997 were not less than $20,000.

          (d) The Company's Working Capital (Deficit) as of December 31, 1997 is not less than $(327,000).

          (e) The sum of the Company's total outstanding long-term and short-term indebtedness to banks, the Stockholders, and other financial institutions and creditors as of December 31, 1997 (in each case including the current portions of such indebtedness, but excluding trade payables and other ordinary course accounts payable) is no greater than $178,000.

          (f) The parties acknowledge and agree that for purposes of determining the amounts in Sections 1.3 and 3.8: (i) the amount of any material decrease or increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after the end of Company's most recent fiscal year preceding the date hereof, shall be excluded, and (ii) the effect of changes to GAAP on or after January 1, 1999 shall also be excluded.

     3.9     FINANCIAL  STATEMENTS.  Schedule  3.9  includes  true, complete and
             ---------------------
correct copies of the Company's audited balance sheet as of and the income statement for the year ended December 31, 1997 (collectively, the "Audited Financials"), and also includes the Company's unaudited balance sheet as of November 30, 1998 (the "Balance Sheet Date"), and income statement for the eleven-month period ended November 30, 1998 (collectively, the "November Financials"). As noted on the auditors' report accompanying the Audited Financials, the Audited Financials have been prepared in accordance with GAAP consistently applied; and the November Financials have been prepared in accordance with GAAP consistently applied. The balance sheets included in the Audited Financials and the November Financials present fairly the financial condition of the Company as of the dates indicated thereon, and the income statements included in the Audited Financials and the November Financials present fairly the results of its operations for the periods indicated thereon. Since the date of the Audited Financials, there have been no material changes in the Company's accounting policies other than as requested by RIGINC to conform the Company's accounting policies to GAAP.

     3.10     LIABILITIES  AND  OBLIGATIONS.
              -----------------------------

          (a) To the Stockholders' knowledge, the Company is not liable for or subject to any liabilities except for:

               (i) those liabilities reflected on the November Financials and Schedule 3.10(a) and not previously paid or discharged;

               (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

               (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

          (b) Where so requested by RIGINC, the Company has delivered to RIGINC, in the case of those liabilities which are not fixed or are contested, a reasonable estimate of the maximum amount which may be payable.

          (c) Schedule 3.10(c) includes a summary description of all plans or projects presently in effect or contemplated by the Stockholders involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

          (d) For purposes of this Section 3.10, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     3.11     BOOKS  AND  RECORDS.  The  Company  has  made  and  kept books and
              -------------------
records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company (except for omissions that are not, individually or in aggregate, material). The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

     3.12     BANK  ACCOUNTS;  POWERS  OF  ATTORNEY.  Schedule 3.12 sets forth a
              -------------------------------------
complete  and  accurate  list  as  of  the  date  of  this  Agreement,  of:

          (a) the name of each financial institution in which the Company has any account or safe deposit box;

          (b)     the  names  in  which  the  accounts  or  boxes  are  held;

          (c)     the  type  of  account;

          (d) the name of each person authorized to draw thereon or have access thereto; and

          (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

     3.13     ACCOUNTS  AND  NOTES  RECEIVABLE.  Schedule  3.13  sets  forth  a
              --------------------------------
complete and accurate list, as of a date not more than forty-five (45) days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Subject to reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice) each of the Accounts Receivable is expected to be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable. Except as set forth on Schedule 3.13, there is no material contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of a material Account Receivable relating to the amount or validity of such Account Receivable.

     3.14     PERMITS.  To  the  Stockholders'  knowledge,  the  Company owns or
              -------
holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Company Permits"). To the Stockholders' knowledge, the Company Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Company Permit. No present or former officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Company Permits. To the Stockholders' knowledge, the Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Company Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, and the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company, by any Company Permit.

     3.15     REAL  PROPERTY.
              --------------

          (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof.

          (b) Schedule 3.15(b) contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner, and Company's use thereof) and, to the Stockholder's knowledge, any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature thereon ("Encumbrances"). The Company does not now own, nor has it ever owned, Real Property. The Real Property listed on Schedule
3.15 includes all interests in real property necessary to conduct the business and operations of the Company.

          (c) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any real property, including all material amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided RIGINC with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence received or sent by the Company related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens. Except as set forth on Schedule 3.15(c), none of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

     3.15     PERSONAL  PROPERTY.
              ------------------

          (a) Schedule 3.16(a) sets forth a complete and accurate list of all personal property included on the November Financials and all other personal property owned or leased by the Company with a current book value in excess of $2,500 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment which have not already been provided to RIGINC and an indication as to which assets are currently owned, or were formerly owned, by any Stockholder or business or personal affiliates of any Stockholder or of the Company.

          (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

          (c) Except as set forth in Schedule 3.16(a), to the Stockholders' knowledge, all of the property listed on Schedule 3.16(a) is in good working order and condition, ordinary wear and tear excepted. All leases set forth on
Schedule 3.16(a) are in full force and effect and constitute valid and binding agreements of the Company. The Company is not in material breach of any of the leases set forth on Schedule 3.16(a). All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 3.16(a).

     3.17     INTELLECTUAL  PROPERTY.
              ----------------------

          (a) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks listed on Schedule 3.17(a). Such schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country by the Company or any affiliate thereof, and (ii) all of the unregistered Marks, that the Company now owns or uses in connection with its business (collectively, the "Company Marks"). Except with respect to those Marks shown as licensed on Schedule 3.17(a), the Company owns all of the registered and unregistered trademarks, service marks, and trade names that it uses. The Marks listed on Schedule 3.17(a) will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Section 3.17 and Section 4.8, the term "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by a party hereto, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by a party hereto, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by a party hereto in the United States or any foreign country.

          (b) Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents listed on Schedule 3.17(b)(i) (the "Company Patents") and in the Copyright registrations listed on Schedule 3.17(b)(ii) (the "Company Copyrights"). Such Patents and Copyrights constitute all of the Company Patents and Company Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all Company Patents and Company Copyrights that the Company now owns or uses in connection with its business. For purposes of this Section 3.17 and Section 4.8, the term "Patent"shall mean any United States or foreign patent to which a party hereto has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by a party hereto; the term "Copyright" shall mean any United States or foreign copyright owned by a party hereto as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by a party hereto.

          (c) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the databases, analytical reports, trade secrets, franchises, or similar rights (collectively, "Company Other Rights") listed on Schedule 3.17(c) along with a brief description of the interest. Those Company Other Rights constitute all of the Company Other Rights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all trade secrets, franchises or similar rights that it owns, uses or practices under.

          (d) For purposes of this Section 3.17, the Company Marks, Company Patents, Company Copyrights, and Company Other Rights are referred to collectively herein as the "Company Intellectual Property." The Company Intellectual Property owned by the Company is referred to herein collectively as the "Company Owned Intellectual Property." All other Company Intellectual Property used by the Company is referred to herein collectively as the "Company Third Party Intellectual Property." Except as indicated on Schedule 3.17(d), the Company has no obligations to compensate any person for the use of any Company Intellectual Property. Except as indicated on Schedule 3.17(d) or except in the ordinary course of business, the Company has not granted to any person any license, option or other rights to use in any manner any Company Intellectual Property, whether requiring the payment of royalties or not.

          (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Company Third Party Intellectual Property license, sublicense or agreement described in Schedule 3.17. No claims with respect to the Company Owned Intellectual Property or Company Third Party Intellectual Property are currently pending or, to the knowledge of the Stockholders are threatened by any person, nor, to the Stockholder's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the

Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Owned Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Company Third Party Intellectual Property. To the Stockholders' knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Owned Intellectual Property by any third party. Except as set forth in Schedule 3.17(e), neither the Company nor any of its subsidiaries (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, or copyright of another.

     3.18     SIGNIFICANT  CUSTOMERS;  MATERIAL  CONTRACTS  AND  COMMITMENTS.
              --------------------------------------------------------------

          (a) To the Stockholders' knowledge, Schedule 3.18(a) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company and any affiliate of the Company or any officer, director or stockholder of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $5,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $5,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to RIGINC true, complete and correct copies of the Material Contracts, except for certain contracts for which representative samples only have been provided to RIGINC.

          (b) Except to the extent set forth on Schedule 3.18(b), since the Balance Sheet Date, to the Stockholders' knowledge, (i) none of the Company's customers has canceled or substantially reduced or, to the knowledge of the Stockholders, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company, (ii) none of the Company's suppliers has canceled or substantially reduced or, to the knowledge of the Stockholders, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company, (iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) other than the Related Party Agreements, there are no Material Contracts that were not negotiated at arm's length. The Company has not received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

          (c) To the Stockholders' knowledge, each Material Contract, except those terminated pursuant to Section 5.6, is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company will obtain prior to the Closing Date all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party in order that any such Material Contract remain in effect without modification after the transactions contemplated hereby and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.18(c).

          (d) The outstanding balance on all loans or credit agreements either (i) between the Company and any person in which any of the Stockholders owns a material interest, or (ii) guaranteed by the Company for the benefit of any Person in which any of the Stockholders owns a material interest, are set forth in Schedule 3.18(d).

     3.19     PREDECESSOR  STATUS;  ETC.   Schedule 3.19 sets forth a listing of
              --------------------------
all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company and all of its predecessor companies during the five-year period immediately preceding the date hereof, including without limitation the names of any entities from whom the Company has acquired material assets. During the five-year period immediately preceding the date hereof, the Company has operated only under the names set forth on Schedule 3.19 in the jurisdiction or jurisdictions set forth on Schedule 3.19 and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     3.20     INSURANCE.  Schedule 3.20 sets forth a complete and accurate list,
              ---------
as of November 30, 1998, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has delivered to RIGINC true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Stockholders, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

     3.21     ENVIRONMENTAL  MATTERS.
              ----------------------

          (a)     Hazardous  Material.  To  the  Stockholders'  knowledge, other
                  -------------------
than as set forth on Schedule 3.21(a), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. Schedule 3.21(a) identifies, to the knowledge of the Stockholders, all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on Real Property owned or leased by the Company.

          (b)     Hazardous  Materials  Activities.  The  Company  has  not
                  --------------------------------
transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)     Environmental  Liabilities.  No action, proceeding, revocation
                  --------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Stockholders, threatened concerning any Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

     3.22     LABOR  AND  EMPLOYMENT  MATTERS.  With respect to employees of and
              -------------------------------
service  providers  to  the  Company:

          (a) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

          (b) there is not now, nor within the past three (3) years has there been, any unfair labor practice complaint against the Company pending or, to the Stockholders' knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

          (c) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Stockholders' knowledge, threatened, against or directly affecting the Company;

          (d) to the Stockholders' knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

          (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Stockholder's knowledge, no claims therefor exist or have been threatened;

          (f) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; and

          (g) the Company and the Stockholders have a reasonable basis for believing that all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

     3.23     EMPLOYEE  BENEFIT  PLANS.
              ------------------------

          (a)     Definitions.

               (i) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

               (ii) Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company.

               (iii) "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company.

               (iv) "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.

               (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

               (vi) "ERISA Affiliate" means any person that, together with the Company, would be or was at any time treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

          (b) Schedule 3.23(b) contains a complete and accurate list of all Company Benefit Arrangements. The Company does not now maintain, nor has it ever maintained, any Company Plan.

          (c) Schedule 3.23(c) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

          (d) Schedule 3.23(d) hereto sets forth an accurate list, as of the date hereof, of all employees of the Company who earned in 1998, or are likely to earn in 1999, more than $75,000, all officers and all directors, and lists all employment agreements with such employees, officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof.

     3.24     TAXES.
              -----

          (a)     (i)     Except  as set forth on Schedule 3.24, the Company has
timely filed all Tax Returns due on or before the date hereof, and all such Tax Returns are true, correct, and complete in all respects.

               (ii) Except as set forth on Schedule 3.24, the Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return.

               (iii) The amount of the Company's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) included in the amounts shown on the balance sheet comprising the Audited Financials, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

               (iv) Except as set forth on Schedule 3.24, there are no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

               (v) The Company has a taxable year ended on December 31, in each year commencing 1984.

               (vi) The Company currently utilizes the cash method of accounting for income Tax purposes and such method of accounting has not changed in the past 13 years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

               (vii) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (viii) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of the Company for the last fiscal year have been delivered to RIGINC.

               (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes.

               (x) To the Stockholder's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

               (xi) None of the Company's assets are treated as "tax exempt use property"within the meaning of Section 168(h) of the Code.

               (xii) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

               (xiii)     The  Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xiv) The Company is not, and has not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

               (xv) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xvi) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

               (xvii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (b)     The  Company  has  always  been  a  C  corporation.

     (c)     For  purposes  of  this  Agreement:

          (i) the term "Tax" shall include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

          (ii) the term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

3.25     CONFORMITY  WITH  LAW;  LITIGATION.
         ----------------------------------

     (a) To the Stockholders' knowledge, the Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

     (b) Except as set forth on Schedule 3.24, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Stockholders, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

     3.26     ABSENCE  OF CLAIMS AGAINST COMPANY.  No Stockholder has any claims
              ----------------------------------
against  the  Company.

     3.27     ABSENCE OF CHANGES.  Since the Balance Sheet Date, the Company has
              ------------------
conducted its business in the ordinary course and, except as contemplated herein (including, without limitation, as contemplated in Sections 5.12 and 7.5) or as set forth on Schedule 3.27, there has not been:

          (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

          (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

          (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

          (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into or amended any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

          (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

          (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including without limitation the Stockholders and their affiliates;

          (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Stockholders and their affiliates, provided
                                                                        --------
that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

          (k)     any  waiver  of  any material rights or claims of the Company;

          (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party (x) by the Company or (y) to the knowledge of the Stockholders, by any other party;

          (m) any transaction by the Company outside the ordinary course of business;

          (n) any capital commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

          (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

          (q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $25,000;

          (r) any loan by the Company to any person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

          (s) the commencement or notice or, to the knowledge of the Stockholders, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs;

          (t) any introduction of any promotional offer, including, without limitation, discounted and free products or services or reduction of standard pricing levels for the Company's goods or services with pricing that is less than 20% below the average pricing for comparable clients; or

          (u) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with RIGINC and its representatives regarding the transactions contemplated by this Agreement).

     3.28     DISCLOSURE.  All  written  agreements,  lists,  schedules,
              ----------
instruments, exhibits, documents, certificates, reports, statements and other writings furnished to RIGINC pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Stockholders or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Stockholders or the Company to RIGINC in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to any Stockholder that has specific application to such Stockholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as such Stockholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

     3.29     SECURITIES  REPRESENTATIONS.   Each  Stockholder and the Church is
              ---------------------------
an "Accredited Investor" within the meaning of the federal securities laws. Each Stockholder and the Church has either directly, and/or through the Company, obtained sufficient information concerning RIGINC and its business, present and proposed, to have made an informed investment decision concerning this Agreement and the transactions contemplated hereby, and has had an adequate opportunity to ask questions and receive answers to his, her or its satisfaction from the officers of RIGINC concerning the business, operations and financial condition of RIGINC. Each Stock-holder and the Church has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in an option to acquire shares of RIGINC common stock and protecting its own interest in connection with the investment in such shares.

     3.30     NO  KNOWLEDGE  OF  RIG  PARTY  BREACHES.   As  of the date of this
              ---------------------------------------
Agreement, the Jamison Parties have no knowledge that RIGINC is in material breach of its representations or warranties under this Agreement.

                                  ARTICLE  IV.

                        REPRESENTATIONS OF THE RIG PARTIES

     For purposes of this Article IV, "the RIG Business" shall mean the business of RIGINC. To induce the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, RIGINC represents and warrants to the Company and the Stockholders as follows (for purposes of this Agreement the phrases "knowledge of RIGINC" or "RIGINC's knowledge," or words of similar import, mean the knowledge of Andrew C. Florance and Michael R. Klein, including facts of which either, in the reasonably prudent exercise of his duties as an officer, director and/or beneficial owner of an interest in RIGINC, should be aware); for purposes of this Article IV, where reference is made to the RIG Parties or to one of the RIG Parties, such reference shall be deemed to be to RIGINC:

     4.1     DUE ORGANIZATION.   RIGINC is a corporation duly organized, validly
             ----------------
existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. True, complete and correct copies of the Certificate of Incorporation and the Bylaws, as amended, of RIGINC (collectively, the "RIG Charter Documents") have been made available to the Company. No RIG Party is in violation of any of the RIG Charter Documents.

     4.2     AUTHORIZATION;  VALIDITY  OF  OBLIGATIONS.  The  representatives of
             -----------------------------------------
each of the RIG Parties executing this Agreement have all requisite power and authority to enter into and bind such party to the terms of this Agreement. Each of the RIG Parties has the full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of this Agreement by each of the RIG Parties and the performance by each of the RIG Parties of the transactions contemplated herein have been duly and validly authorized by the Board of Directors or the General Partner of each such party, and this Agreement has been duly and validly authorized by all necessary action. This Agreement is a legal, valid and binding obligation of each of the RIG Parties, as the case may be, enforceable in accordance with its terms.

     4.3     NO  CONFLICTS.  The  execution,  delivery  and  performance of this
             -------------
Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of the RIG Charter Documents;

          (b) subject to compliance with any agreements between any RIG Party and its lenders and as indicated in Schedule 4.3(b), conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which a RIG Party is a party, or result in the creation or imposition of any lien, charge or encumbrance on any properties of the RIG Parties pursuant to (i) any law or regulation to which any RIG Party or any of its property is subject, or (ii) any judgment, order or decree to which any RIG Party is bound or any of its property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of any RIG Party; or

          (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which any RIG Party is subject, or by which any RIG Party is bound.

     4.4     CAPITALIZATION OF RIGINC AND OWNERSHIP OF RIGINC STOCK.   As of the
             ------------------------------------------------------
date of this Agreement: (a) the authorized capital stock of RIGINC consists of 30,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock; (b) 8,771,027 shares of RIGINC Common Stock and no shares of Preferred Stock were outstanding. The option to acquire shares of RIGINC Common Stock to be issued to the Stockholders in accordance herewith will be offered, issued, sold and delivered by RIGINC in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares was or will be issued in violation of the preemptive rights of any stockholder of RIGINC.

     4.5     FINANCIAL  STATEMENTS.
             ---------------------


          (a) The SEC Documents (as defined in Section 5.10) include true, complete and correct copies of the audited balance sheets of predecessor operating entities of RIGINC as of December 31, 1996 and 1997, and income statements of RIGINC for the years ended December 31, 1996 and 1997 (collectively, the "RIGINC Audited Financials"). Except as noted in the auditor's report accompanying the RIGINC Audited Financials, the RIGINC Audited Financials have been prepared in accordance with GAAP consistently applied. Each balance sheet included in the RIGINC Audited Financials presents fairly the financial condition of predecessor operating entities of RIGINC as of the date indicated thereon, and each of the income statements included in the RIGINC Audited Financials presents fairly the results of their operations for the periods indicated thereon. Since the date of the most recent RIGINC Audited Financials, there has been no material changes in RIGINC's accounting policies.

          (b) The SEC Documents include true, complete and correct copies of RIGINC's unaudited balance sheets and unaudited income statements for all quarterly periods subsequent to March 31, 1998 (the "RIGINC Unaudited Financials"). RIGINC Unaudited Financials have been prepared in accordance with GAAP consistently applied subject (i) to normal period-end audit adjustments, which individually or in the aggregate will not be material and (ii) to the omission of footnote information. Each balance sheet included in the RIGINC Unaudited Financials presents fairly the financial condition of RIGINC as of the date indicated thereon, and each of the income statements included in the RIGINC Unaudited Financials presents fairly the results of its operations for the periods indicated thereon. Since the date of the most recent RIGINC Unaudited Financials, there has been no material changes in RIGINC's accounting policies.

     4.6     LIABILITIES  AND  OBLIGATIONS.
             -----------------------------

          (a) To the knowledge of the RIG Parties, the RIG Parties are not liable for or subject to any liabilities except for:

               (i) those liabilities reflected on financial statements and not previously paid or discharged;

               (ii) those liabilities arising in the ordinary course of their business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

               (iii) those liabilities incurred since the December 31, 1997 in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

          (b) For purposes of this Section 4.6, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     4.7     PERMITS.  To  the knowledge of the RIG Parties, the RIG Parties own
             -------
or hold all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of the RIG Business as it is currently being conducted ( "RIG Permits"). To the knowledge of the RIG Parties, the RIG Permits are valid, and the RIG Parties have not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any RIG Permit. No present or former officer, manager, member or employee of any RIG Party or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any RIG Permit. To the knowledge of the RIG Parties, the RIG Business has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the RIG Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, and the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the RIG Business, by any RIG Permit.

     4.8     INTELLECTUAL  PROPERTY.
             ----------------------

          (a) One of the RIG Parties is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks (the "RIG Marks") necessary for the RIG Business as currently conducted. Except with respect to those RIG Marks which are licensed by one of the RIG Parties from a third party, the RIG Parties own all of the registered and unregistered trademarks, service marks, and trade names used by the RIG Business. The RIG Marks will not cease to be valid rights of one of the RIG Parties by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) One of the RIG Parties is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents (the "RIG Patents") and Copyrights (the "RIG Copyrights") necessary for the RIG Business as currently conducted.

          (c) One of the RIG Parties is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all other rights in trade secrets, franchises or similar rights that are necessary for the RIG Business as currently conducted (the "RIG Other Rights").

          (d) For purposes of this Section 4.8, the RIG Marks, RIG Patents, RIG Copyrights, and RIG Other Rights are referred to herein collectively as the "RIG Intellectual Property." The RIG Intellectual Property owned by the RIG Parties is referred to as the "RIG Owned Intellectual Property". All other RIG Intellectual Property used by the RIG Parties is referred to herein collectively as the "RIG Third Party Intellectual Property." Except as indicated on Schedule 4.8(d), the RIG Parties have no obligations to compensate any person for the use of any RIG Intellectual Property. Except as indicated on Schedule 4.8(d) or except in the ordinary course of business, the RIG Parties have not granted to any person any license, option or other rights to use in any manner any RIG Intellectual Property, whether requiring the payment of royalties or not.

          (e) No RIG Party is, nor will any RIG Party be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any material RIG Third Party Intellectual Property license, sublicense or agreement. No claims with respect to the RIG Owned Intellectual Property or RIG Third Party Intellectual Property are currently pending or, to the knowledge of the RIG Parties are threatened by any person, nor, to the knowledge of the RIG Parties, do any grounds for any claims exist:
(i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by any RIG Party infringes on any copyright, patent, trademark, service mark or trade secret;
(ii) against the use by any RIG Party of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the RIG Business as currently conducted by the RIG Parties; (iii) challenging the ownership, validity or effectiveness of any of the RIG Owned Intellectual Property or other trade secret material to the RIG Business; or (iv) challenging the license or legally enforceable right of the RIG Parties to use of the RIG Third Party Intellectual Property. No RIG Party
(x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that any RIG Party may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, any RIG Party of any trade secret, patent, trademark, service mark, or copyright of another.

     4.9     ENVIRONMENTAL  MATTERS.
             ----------------------

          (a)     Hazardous  Material.  Other  than  as  set  forth  on Schedule
                  -------------------
4.9(a), no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any RIG Party has at any time owned, operated, occupied or leased.
Schedule 4.9(a) identifies, to the knowledge of the RIG Parties, all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on real property owned or leased by any RIG Party.

          (b)     Hazardous  Materials  Activities.  The  RIG  Business  has not
                  --------------------------------
transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the RIG Business disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "RIG Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)     Environmental  Liabilities.  No action, proceeding, revocation
                  --------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the RIG Parties, threatened concerning any Hazardous Material or any RIG Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the RIG Business (or any person or entity whose liability any RIG Party has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the RIG Business (or any person or entity whose liability the RIG Business has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

     4.10     INSURANCE.   The  RIG  Business  is  the  beneficiary of insurance
              ---------
policies of the type and in amounts customarily carried by persons conducting businesses similar to that of the RIG Business. To the knowledge of the RIG Parties, there have been no threatened terminations of, or material premium increases with respect to, any of such policies. All premiums payable under all such policies have been paid and the RIG Business is otherwise in full compliance with the terms of such policies.

     4.11     TAXES.
              -----

          (a) The RIG Parties have timely filed all Tax Returns due on or before the Closing Date, and all such Tax Returns are true, correct, and complete in all respects.

          (b) The RIG Parties have paid in full on a timely basis all Taxes owed by such Parties whether or not shown on any Tax Return.

          (c) The amount of RIGLP's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the RIGLP Audited Financials, and the amount of RIGLP's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of RIGLP on the Closing Date.

          (d) RIGLP has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

          (e) There are (and as of immediately following the Closing there will be) no Liens on the assets of RIGLP relating to or attributable to Taxes.

          (f) Except as set forth on Schedule 4.11, there are no ongoing examinations or claims against any of the RIG Parties for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

          (g) To the knowledge of the RIG Parties, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the RIG Business or otherwise have an adverse effect on the RIG Business.

     4.12     CONFORMITY  WITH  LAW;  LITIGATION.
              ----------------------------------

          (a) To the knowledge of the RIG Parties, no RIG Party has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

          (b) Except as set forth on Schedule 4.12(b), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the RIG Parties, threatened against or affecting any RIG Party at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against any RIG Party or against any of their properties or business.

     4.13     ABSENCE OF CHANGES . Since the date of the latest RIGINC Unaudited
              ------------------
Financials, the RIG Business has been conducted in the ordinary course and, except as contemplated herein or as set forth on Schedule 4.13, there has not been any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the RIG Business.

     4.14     NO  KNOWLEDGE  OF  JAMISON  BREACHES.   As  of  the  date  of this
              ------------------------------------
Agreement, the RIG Parties have no knowledge that any Jamison Party is in material breach of his, her or its representations or warranties under this Agreement.

                                   ARTICLE V.

                                   COVENANTS

     5.1     TAX  MATTERS.
             ------------

     The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Stockholders, on the other, for certain tax matters following the Closing Date:

          (a) Stockholders shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company (i) for all periods ending on or before the Closing Date that are due after the Closing Date and (ii) for all state and Federal Tax Returns, Tax Returns covering the stub period from January 1, 1999 until the date of Closing Date. Stockholders shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by RIGINC. To the extent reasonably requested by the Stockholders or required by law, RIGINC and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

          (b) The Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date (except as provided in Section 5.1(a)(ii)). The Stockholders shall pay to the Company within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. For purposes of this
Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          (c) RIGINC and the Company on one hand and Stockholders on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

          (d) The Stockholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Stockholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, RIGINC and the Company will join in the execution of any such Tax Returns and other documentation.

     5.2     EMPLOYEE  BENEFIT  PLANS.  If  reasonably  requested by RIGINC, the
             ------------------------
Company shall terminate any Company Plan or Company Benefit Arrangement substantially contemporaneously with the Closing. Notwithstanding the foregoing, with respect to any Company Plan or Company Benefit Arrangement that is not terminated or merged into an existing RIGINC plan or benefit arrangement substantially contemporaneously with the Closing, the Stockholders shall cooperate (and shall use their reasonable efforts to cause the officers and employees of the Company that are responsible to administering any such Company Plan or Company Benefit Arrangement to cooperate) with RIGINC on and after the Closing Date in continuing to administer and maintain such Company Plan or Company Benefit Arrangement in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including applicable federal and state securities laws, until such time as the Company Plan or Company Benefit Arrangement are terminated or merged into a RIGINC plan or benefit arrangement.

     5.3     RELATED  PARTY AGREEMENTS.  The Company and/or the Stockholders, as
             -------------------------
the case may be, shall terminate any Related Party Agreements which RIGINC requests the Company or Stockholders to terminate.

     5.4     COOPERATION.
             -----------

          (a) The parties shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the chairman and vice president of the Company shall execute any documentation reasonably required by RIGINC's Independent Auditors (in connection with such accountant's audit of the Company) or the Nasdaq National Market.

          (b) The parties shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with RIGINC and Merger Sub on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

          (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby.

     5.5     ACCESS  TO  INFORMATION;  PUBLIC  DISCLOSURE.
             --------------------------------------------

          (a) Between the date of this Agreement and the Closing Date, the Company will provide to the officers and authorized representatives of RIGINC
(i)  access  to  all of the sites, properties, books and records of the Company,
(ii), a copy of the Company's unaudited balance sheet and income statements for each month starting with June 1998 on a cash basis and a statement of Accounts Receivable with the detail set forth in Section 3.13, (iii) a copy of the Company's most recent unaudited balance sheet and income statements on an accrual basis, and (iv) such additional financial and operating data and other information as to the business and properties of the Company as RIGINC may reasonably request, including without limitation, access upon reasonable request to the Company's employees, customers, vendors, suppliers and creditors for due diligence inquiry. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby. RIGINC shall bear the cost of the preparation of accrual basis statements pursuant to clause (iii) of this Section 5.5(a).

          (b) The Company and the Stockholders understand that RIGINC will be required by the federal securities laws to make prompt disclosure of this Agreement, and subject to their reasonable review and approval, hereby authorize and approve such disclosure by RIGINC. Otherwise, that certain Agreement for the Exchange of Confidential Information under Stated Conditions, dated as of January 22, 1998 (as modified by that certain Termination Agreement among OLD RIG, Inc., RIGINC, Realty Information Group, L.P. ("RIG LP"), the Company and the Stockholders dated June 11, 1998) remains in full force and effect and applies to information exchanged in connection with and under this Agreement.

     5.6     CONDUCT  OF  BUSINESS PENDING CLOSING.  Between the date hereof and
             -------------------------------------
the Closing, the Company will (except to the extent approved in writing by RIGINC, or except as requested or agreed by RIGINC in writing):

          (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting (except for the conversion of the Company from the cash to accrual method of accounting);

          (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with suppliers, vendors, customers, creditors and others having business relations with it;

          (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

          (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments (except as may be permitted in connection with the performance of the provisions of Section 7.5); and

          (h) maintain present salaries and commission levels for all officers, directors, employees, agents, representatives and independent contractors, except for ordinary and customary bonuses and salary increases for employees (other than employees who are also Stockholders) in accordance with past practice.

     5.7     PROHIBITED  ACTIVITIES.  Between  the  date hereof and the Closing,
             ----------------------
except as provided in Section 5.12, the Company will not, without the prior written consent of RIGINC:

          (a) make any change in its Articles of Incorporation or Bylaws, or authorize or propose the same;

          (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

          (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount not to exceed, in aggregate, $50,000 (or except as may be permitted in connection with the performance of the provisions of Section 7.5), including contracts to provide services to customers;

          (e) increase the compensation payable or to become payable to any officer, director, Stockholder, employee, agent, representative or independent contractor; make any bonus or management fee payment to any such person; make any loans or advances; adopt or amend any Company Plan or Company Benefit Arrangement; grant any severance or termination pay; or hire any employees other than clerical or secretarial employees who have annual salaries exceeding, in aggregate, $50,000;

          (f) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired (except as may be permitted in connection with the performance of the provisions of Section 7.5);

          (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice in an amount not to exceed, in aggregate, $10,000 (or except as may be permitted in connection with the performance of the provisions of Section 7.5);

          (h) except as permitted by Section 5.7(d), acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets;

          (i) merge or consolidate or negotiate or agree to merge or consolidate with or into any other corporation;

          (j) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (k) commit a breach of or amend or terminate any material agreement, permit, license or other right;

          (l) enter into any transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company or any officer, director or Stockholder of the Company or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

          (m)     commence a lawsuit other than for routine collection of bills;

          (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

          (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of RIGINC;

          (p) change the name of the Company, or operate under or use any legal name, trade name, fictitious name or other name, other than the names listed on Schedule 3.19 in the jurisdictions indicated;

          (q) introduce any promotional offer, including, without limitation, discounted and free products or services or reduce standard pricing levels for the Company's goods or services with pricing that is less than 20% below the average pricing for comparable clients; or

          (r) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.7(a) through (q) above, or any action which would make any of the representations and warranties of the Company and the Stockholders contained in this Agreement untrue or result in any of the conditions set forth in Articles VI and VII not being satisfied.

     5.8     NOTIFICATION  OF  CERTAIN  MATTERS.  Each  party  hereto shall give
             ----------------------------------
prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.8 shall not, without the express written consent of the other parties be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles VI and VII, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.9     SALES  OF  RIGINC  STOCK;  REGISTRATION  .
             ---------------------------------------

          (a) For eighteen (18) months after the Closing Date neither Stockholder, Evemy nor the Church will directly or indirectly, offer, sell, contract to sell, pledge (except in accordance herewith) or otherwise dispose of any RIGINC Stock received hereunder. Upon the expiration of eighteen (18) months from the Closing Date, the Stockholders, the Church and Evemy may offer, sell, contract to sell, pledge or otherwise dispose of no more than fifty percent (50%) of the RIGINC Stock received hereunder. Upon the earlier to occur of the "Conversion" and the "Delayed Release Date," the Stockholders may sell, pledge or otherwise dispose of the remaining fifty percent (50%) of the RIGINC Stock received by the Stockholders at the Closing. "Conversion" shall be deemed to occur on that day (but in no case sooner than eighteen months after the Closing Date) on which RIGINC has completed the conversion of clients of the Company to the use of the CoStar software for accessing the Company's databases, whose annual contracted revenue (as indicated in the applicable written agreements) is not (or cannot reasonably be expected to be) less than seventy-five percent (75%) of the Company's total contracted database revenues during 1998. RIGINC agrees to use its best efforts to initiate and begin to make significant progress in the conversion of the Company's clients to the use of the CoStar software as soon as possible following the Closing Date, and the parties agree that this process shall begin on or before the expiration of ninety (90) days from the Closing Date. The "Delayed Release Date" shall be the second anniversary of the Closing Date, unless RIGINC should fail to initiate and begin to make significant progress in the conversion of the Company's clients to CoStar software on or before one hundred twenty (120) days after the Closing Date, in which case the "Delayed Release Date" shall occur eighteen (18) months after the Closing Date.

          (b) Upon the expiration of eighteen (18) months from the Closing Date, RIGINC shall register for resale fifty percent (50%) (or such lesser portion as indicated in writing by the Stockholders not less than thirty (30) days before such registration date) of the RIGINC Stock received by the Stockholders, the Church and Evemy at the Closing (as the same may have been adjusted by stock splits and reclassifications) with the United States Securities and Exchange Commission (the "SEC") in accordance with Rule 415 under the Securities Act of 1933 and under comparable laws and regulations promulgated by such blue sky authorities as the Stockholders, Evemy or the Church reasonably designate (a "415 Registration"), and shall cause such registration to remain effective for a period of four (4) months. Upon the earlier to occur of the Conversion and the Delayed Release Date, RIGINC shall register (the "Final Registration") for resale such RIGINC Stock received by the Stockholders, the Church and Evemy at the Closing (as the same may have been adjusted by stock splits and reclassifications) as has not previously been registered in accordance with this Section 5.9(b) (or such lesser portion as indicated in writing by the Stockholders prior to the Final Registration) in a 415 Registration, and shall cause such registration to remain effective for a period of three (3) months.

          (c) Excepting only brokers' fees and commissions incurred by the selling stockholder which shall be borne by the selling stockholder, RIGINC shall bear all fees and expenses relating to 415 Registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses and fees and disbursement of counsel for RIGINC and the Merger Sub and all independent certified public accountants, underwriters (if any).

          (d) The certificates evidencing the RIGINC Stock will be subject to appropriate stop transfer instructions and bear restrictive legends in substantially the following form:

PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER (THE "AGREEMENT"), DATED JANUARY 6, 1999, BY AND AMONG REALTY INFORMATION GROUP, INC., A DELAWARE
CORPORATION ("RIGINC"), ____________, A GEORGIA CORPORATION [MERGER SUB], JAMISON RESEARCH, INC., A GEORGIA CORPORATION, HENRY D. JAMISON IV AND LESLIE LEES JAMISON, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, EXCHANGED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED, OR OTHERWISE DISPOSED OF, AND RIGINC SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER, ASSIGNMENT, EXCHANGE, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT, OR OTHER DISPOSITION EXCEPT IN ACCORDANCE WITH THE AGREEMENT.

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE  SECURITIES  ACT  OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE

SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          (e) With a view to making available to the Stockholders, the Church and Evemy the benefits of certain rules and regulations of the SEC which may permit the sale of the RIGINC Stock to the public without registration, RIGINC agrees to use its best efforts to:

               (i) make and keep current public information available at all times, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act of 1933;

               (ii) file with the SEC, in a timely manner, all reports and other documents required of RIGINC under the Securities Act of 1933 and the Securities Exchange Act of 1934; and

               (iii) so long as the Stockholders, Evemy or the Church own any RIGINC Stock, furnish to such person upon request a written statement by RIGINC as to its compliance with the reporting requirements of said Rule 144, the Securities Act of 1933 and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of RIGINC, and such other reports and documents as such person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     5.10     RIGINC'S  PUBLIC DOCUMENTS AND ACCESS TO INFORMATION .  RIGINC has
              ----------------------------------------------------
delivered or otherwise made available to the Company, the Stockholders, Evemy and the Church a true and complete copy of the documents filed with the Securities and Exchange Commission (the "SEC") from July 1, 1998 to the date hereof (collectively, the "SEC Documents"). RIGINC agrees to provide the Company, the Stockholders, Evemy and the Church a true and complete copy of each other document filed with the SEC between the date hereof and the date of the Closing (other than preliminary material) ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, RIGINC will provide, through its chief financial officer, the Company, each Stockholder, Evemy and the Church with opportunities to become familiar with the business, financial condition, management, prospects and operations of RIGINC, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding RIGINC and its business which is material to their investment decision.

     5.11     TRADING  IN  RIGINC COMMON STOCK .  From the date hereof until the
              --------------------------------
Closing Date, neither the Company nor the Stockholders (nor any affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares (or options or other rights with respect to shares) of RIGINC common stock in any transactions effected on the NASDAQ or otherwise.

     5.12     OTHER  OBLIGATIONS  .  Notwithstanding any other provision of this
              ------------------
Agreement and except as provided in the following sentence, the Jamison Parties agree to assume responsibility for, and indemnify and hold RIGINC harmless from, any and all liabilities arising from or relating to the recent negotiations involving the Company and the Jamison Parties regarding the possible sale and/or combination of the Company with others than RIGINC. The Company may take actions described in clauses (c), (d) or (e) of Section 5.7 and pay fees and expenses arising in connection with the transactions described in this Agreement, provided that the amounts so expended and liabilities so incurred do not cause the Actual Net Worth as of the Closing Date to be less than the Net Worth Target. At the Closing, RIGINC will assume all obligations of the Company under that certain Employment Severance Agreement between Robert Wingfield Branham ("Branham"), the Company and the Stockholders dated as of November 15, 1991 (which is attached hereto as Schedule 5.12, and made a part hereof) to pay $25,000.00 to Branham at the Closing, and RIGINC will perform such obligation at the Closing, and upon the performance of such obligation will obtain a release and receipt from Branham in a form reasonably acceptable to the Stockholders.

     5.13     GUARANTEED  LOAN  .  Promptly  after  the  Closing RIGINC will use
              ----------------
commercially reasonable efforts to obtain the release of any agreements of the Stockholders guaranteeing amounts borrowed by and for the benefit of the Company from Wachovia Bank, N.A (the "Guaranteed Loans"), or failing that RIGINC will retire such liability in full. RIGINC shall indemnify and hold the Stockholders harmless from any and all Damages (defined below) they may incur in connection with the Guaranteed Loans (and no Indemnification Threshold (defined below) shall apply to such indemnity).

     5.14     JAMISON  WEBSITE  .  Notwithstanding  any  other provision of this
              ----------------
Agreement, the Company shall be permitted to convey to one or both of the Stockholders all of the Company's right, title and interest in and to the "jamison.com" Internet Website; provided, however, that such conveyance shall be
                                --------  -------
subject to the Company's and, following the Closing, RIGINC's, royalty-free exclusive worldwide right to use the "jamison.com" Internet Website address for a period of two years following the Closing; provided further, however, that
                                                 -------- -------  -------
following the expiration of the Company's and the RIG Parties' rights pursuant to the preceding proviso, the Stockholders shall have exclusive rights to the "jamison.com" Internet Website address but shall use such address solely for personal (and not commercial) use. The parties agree that the rights to the "jamison.com" Internet Website described in this Section 5.14 are of nominal value; but if used in the commercial real estate business in violation of the terms hereof, such use could be damaging to the business RIGINC.

     5.15     ESCROW  OF  DEPOSIT  .
              -------------------

          (a) The parties hereto acknowledge that RIGINC has paid the Deposit in immediately available funds to CMAJ to be held and disbursed in accordance herewith, and the parties hereto hereby designate and appoint CMAJ to serve and CMAJ agrees to act as escrow agent and to hold, safeguard and disburse the Deposit pursuant to the terms, conditions and provisions hereof. The Deposit will be held in accordance herewith in CMAJ's non-interest bearing Trust Account.

          (b) At the Closing, CMAJ shall disburse the Deposit to the Stockholders in accordance with Section 2.2 hereof, or, should no Closing occur, then CMAJ shall disburse the Deposit to the Company or to RIGINC, as the case may be, in accordance with Article X hereof.

          (c) RIGINC and the Stockholders hereby agree that CMAJ does not assume any responsibility for any loss of the Deposit occasioned by the acts, omissions or financial condition of the financial institution (or its employees or agents) in which the Deposit is deposited. CMAJ shall be protected in acting upon any written notice, affidavit, request, waiver, consent, receipt or other paper or document furnished to it, not only in assuming its due execution and the validity and the effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be. CMAJ shall be protected in acting upon any written notice, affidavit, request, waiver, consent, receipt or other paper or document furnished to it by any of the parties hereto or its representative and signed by its representative to the same extent as if such writing or document were actually signed by such party. CMAJ shall not be liable for any act or failure to act under the provisions hereof, except where such action or failure to act shall constitute gross negligence or intentional misconduct. CMAJ shall have no duties except those that are expressly set forth herein, and its shall not be bound by any Notice of Termination or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless set forth in a writing received by it, and if its duties herein are herein affected, unless it shall have given its prior written consent thereto.

          (d) The parties hereto hereby jointly and severally indemnify CMAJ against any Damages (defined below) arising from or in connection with the performance of its duties hereunder.

                                   ARTICLE  VI.

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE RIG PARTIES

     The obligation of the RIG Parties to effect the transactions contemplated hereby is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

     6.1     REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.  All of
             ----------------------------------------------------------
the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date unless changes in the matters represented and warranted herein are expressly permitted or provided herein, all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each of the Stockholders shall have been delivered to RIGINC.

     6.2     NO  LITIGATION.  No  temporary  restraining  order,  preliminary or
             --------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging RIGINC's proposed acquisition of the Company, or limiting or restricting RIGINC's conduct or operation of the business of the Company (or its own business) following the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit claim or proceeding of any nature pending or threatened against RIGINC or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

     6.3     NO  MATERIAL  ADVERSE  CHANGE.  There  shall  have been no material
             -----------------------------
adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company, taken as a whole, since the Balance Sheet Date; and RIGINC shall have received a certificate signed by each Stockholder dated the Closing Date to such effect.

     6.4     CONSENTS  AND  APPROVALS.  All  necessary  consents of, and filings
             ------------------------
with, any governmental authority or agency or third party, relating to the consummation by the Company and the Stockholders of the transactions contemplated hereby, shall have been obtained and made.

     6.5     OPINION  OF  COUNSEL.  RIGINC  shall  have received an opinion from
             --------------------
counsel to the Company and the Stockholders, dated the Closing Date, in a form reasonably satisfactory to RIGINC.

     6.6     COMPANY  CHARTER  DOCUMENTS.  RIGINC shall have received (a) a copy
             ---------------------------
of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to RIGINC.

     6.7     OTHER  AGREEMENTS.
             -----------------

          (a) Henry D. Jamison, IV shall have entered into an employment agreement with the Company substantially in the form attached hereto as Exhibit 6.7(a), which employment agreement shall provide for a salary of $135,000 per year, a bonus not to exceed two hundred percent (200%) of the base salary, and the grant of the option to purchase 60,000 shares of RIGINC common stock, which shall be issued pursuant to the Realty Information Group, Inc. 1998 Stock Incentive Plan. The options shall become exercisable according to the following schedule: (i) 15,000 shares at Closing, (ii) an additional 15,000 shares (causing exercisable options to equal a total of 30,000 shares) upon the first anniversary of the Closing Date, (iii) an additional 15,000 shares (causing exercisable options to equal a total of 45,000 shares) upon the second anniversary of the Closing Date, (iv) an additional 15,000 shares (causing exercisable options to equal a total of 60,000 shares) upon the third anniversary of the Closing Date. The exercise price shall be the closing sale price for RIGINC common stock as reported on the NASDAQ as of the date hereof.

          (b) Henry D. Jamison IV, Leslie Lees Jamison and the Church shall each have entered into an Affiliate Agreement acknowledging delivery to them of the SEC Documents, any Current SEC Documents, and, if applicable, compliance with the restrictions of Rule 145 under the Securities Act of 1933, in form and substance reasonably satisfactory to RIGINC.

     6.8     DUE DILIGENCE REVIEW.   The Company shall have made such deliveries
             --------------------
as are called for hereby or reasonably requested by RIGINC. RIGINC shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

     6.9      DELIVERY  OF  CHURCH  SHARES.  In  connection with the Merger, the
              ----------------------------
Church shall have delivered all of the Shares held by it to RIGINC free and clear of all Liens, and the Church shall have delivered a certificate issued to RIGINC, certifying that the Church Consent remains in full force and effect, that as of the Closing Date the Church Consent has not been modified, amended or rescinded and such other matters as RIGINC may reasonably request.

                                  ARTICLE  VII.

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
                                 AND THE COMPANY

     The obligation of the Stockholders and the Company to effect the transactions contemplated hereby is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

     7.1     REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.  All of
             ----------------------------------------------------------
the representations and warranties of RIGINC contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by RIGINC on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of RIGINC shall have been delivered to the Company and the Stockholders.

     7.2     NO  LITIGATION.  No  temporary  restraining  order,  preliminary or
             --------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging RIGINC's proposed acquisition of the Company, or limiting or restricting RIGINC's conduct or operation of the business of the Company (or its own business) following the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against RIGINC or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the RIGINC and its subsidiaries taken as a whole.

     7.3     CONSENTS  AND  APPROVALS.  All  necessary  consents of, and filings
             ------------------------
with, any governmental authority or agency or third party relating to the consummation by RIGINC of the transactions contemplated herein, shall have been obtained and made.

     7.4     OTHER  AGREEMENTS.   The  Company  shall  have  afforded  Henry  D.
             -----------------
Jamison IV an opportunity to enter into an employment agreement with the Company substantially in the form attached hereto as Exhibit 6.7(a).

     7.5      LOAN  ASSUMPTION  .  RIGINC shall have obtained the release of the
              ----------------
Stockholders from all obligations, duties and liabilities under that certain loan by Wachovia Bank, N.A. to the Company and various computer loan notes; provided, however, that the liabilities for which RIGINC has obtained the
--------   -------
release  of  the  Stockholders  shall  not  exceed  $207,000;  provided further,
                                                               -------- -------
however,  that  the  Jamison Parties shall have cooperated fully with  RIGINC in
------
obtaining  such  release.

                                   ARTICLE  VIII.

                                  INDEMNIFICATION

     8.1     INDEMNIFICATION  BY  THE  STOCKHOLDERS  AND  THE  COMPANY.   Each
             ---------------------------------------------------------
Stockholder and, if no Closing occurs, the Company, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless RIGINC and its officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a "RIGINC Indemified Party" and ollectively, RIGINC Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the RIGINC Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

          (a) any breach of any representation or warranty of the Stockholders or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of any Stockholder or the Company in connection herewith; or

          (b) any nonfulfillment of any covenant or agreement by the Stockholders or, prior to the Closing, the Company, under this Agreement.

     8.2     INDEMNIFICATION  BY  RIGINC.   RIGINC  covenants  and  agrees  to
             ---------------------------
indemnify, defend, protect and hold harmless the Stockholders and, prior to the Closing (if any), the Company, and their respective assigns, successors and af-filiates (individually, a "Stockholder Indemnified Party" and collectively, "Stockholder Indem-ni-fied Parties") from, against and in respect of all Damages suffered, sustained, incurred or paid by the Stockholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

          (a) any breach of any representation or warranty of the RIGINC set forth in this Agreement or any schedule or certificate, delivered by or on behalf of the RIGINC in connection herewith; or

          (b) any nonfulfillment of any covenant or agreement by RIGINC under this Agreement.

     8.3     LIMITATION AND EXPIRATION.   Notwithstanding anything herein to the
             -------------------------
contrary:

          (a)     there  shall  be  no  liability  for  indemnification

               (i) under Section 8.1 unless, and solely to the extent that, the aggregate amount of Damages suffered by the RIGINC Indemnified Parties under the applicable provisions exceeds $150,000.00 (an "Indemnification Threshold"); or

               (ii) under Section 8.2 unless, and solely to the extent that, the aggregate amount of Damages suffered by the Jamison Indemnified Parties under the applicable provisions exceeds $150,000.00 (an "Indemnification Threshold");

provided,  however,  that  neither  Indemnification Threshold shall apply to (i)
--------   -------
Damages arising out of any breaches of the covenants of any Jamison Party or RIGINC, as the case may be, set forth in Article V of this Agreement, or representations and warranties made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock of the Company), 3.24 (but solely matters relating to the payment of past due sales taxes to the State of Texas by the Company), and 4.4 (capital stock of RIGINC);

          (b) (i) the aggregate amount of the Stockholders' and the Company's (if any) liability under this Article VIII shall not exceed ten percent (10%) of the Consideration (the "Stockholders' Cap"), provided, however,
                                                              --------  -------
that any liability arising from or in connection with any Final Consideration Adjustment or the representations and warranties contained in Section 3.24 (taxes) and the covenants and agreements contained herein with respect to Taxes shall not apply towards, nor be limited by, the Stockholders' Cap; and

               (ii)     the  aggregate  amount  of RIGINC's liability under this
Article VIII shall not exceed ten percent (10%) of the Consideration (the "RIG Cap"), provided, however, that any liability arising from or in connection with
        --------  -------
the representations and warranties contained in Section 4.11 (taxes) and the covenants and agreements contained herein with respect to Taxes shall not apply towards, nor be limited by, the RIG Cap; and

          (c) the indemnification obligations under this Section 8 or in any certificate or writing furnished in connection herewith shall terminate on the later of clause (i) or (ii) below:

               (i) (1) except as to representations, warranties, and covenants specified in clause (i)(2) of this Section 8.3(c), one hundred eighty-three (183) days after the Closing Date, or
                    (2) with respect to representations and warranties contained in Sections 3.21 (environmental matters), 3.23 (employee benefit plans), 3.17 (intellectual property), 3.24 (taxes) and 4.9 (taxes), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, five (5) years after the Closing; or

               (ii) the final resolution of claims or demands (a "Claim") pending as of the relevant dates described in clause (i) of this Section 8.3(c) (such claims referred to as "Pending Claims").

     8.4     INDEMNIFICATION  PROCEDURES.  All  claims  or  demands  for
             ---------------------------
indemnification under this Article VIII ("Claims") shall be asserted and resolved as follows:

          (a) In the event that any RIGINC Indemnified Party or Stockholder Indemnified Party (an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.4(a), the Indemnified Party shall respond in a written statement to the objection within fifteen (15) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

          (b) (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party . The Indemnifying Party shall have fifteen (15) days from date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated), prior to and during the Notice Period, to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

               (ii) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless
                                                           --------
the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Company or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

               (iv) If the Indemnifying Party is a Stockholder, then any notice required to be given under this Section 8.4 shall be given to the Stockholders' Representative.

          (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

          (d) Subject to the provisions of Section 8.3, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     8.5     EFFECTIVENESS  OF  REPRESENTATIONS WARRANTIES.  All representations
             ---------------------------------------------
and warranties made by the Company, the Stockholders, and each of the RIG Parties in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date.

     8.6     REMEDIES.   Except  for  any liability based on a finding of fraud,
             ---------
the exclusive remedy of any party hereto arising by reason of the breach of any representation or warranty set forth herein or the default in or breach of any covenant, condition, agreement or undertaking by any other party hereto shall be limited to the indemnification rights set forth in this Article VIII.

     8.7     SET  OFF.   Subject  only  to the limitations of this Article VIII,
             --------
and without limitation of any right of the RIGINC Indemnified Parties to indemnification or payment under this Agreement or applicable law, the RIGINC Indemnified Parties shall have the obligation to seek recovery of (a) any Final Consideration Adjustment under Section 1.3 (but such obligation to seek set off shall not exceed the value of the then existing Pledged Assets) or (b) any Damages under Section 8.4, first by set-off against the Pledged Assets.

     8.8     SPECIAL  TAX PROVISION.   If the Company or RIGINC receives any Tax
             ----------------------
refund attributable to the period prior to the Closing, then the amount of such refund shall reduce the amount of claims, if any, of RIGINC against the Stockholders for breach of the representations and warranties in Section 3.24 or of the covenants in Section 5.1.

                                   ARTICLE  IX.

                                  NONCOMPETITION

     9.1     PROHIBITED  ACTIVITIES.   No  Stockholder will, for a period of two
             ----------------------
(2) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself, herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (a) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in direct competition with RIGINC, in the United States, Canada, or the United Kingdom, (the "Territory");

          (b) call upon any person who is, at that time, within the Territory, an employee of RIGINC in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of RIGINC;

          (c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of RIGINC within the Territory for the purpose of soliciting or selling products or services in competition with RIGINC within the Territory; or

          (d) call upon any prospective acquisition candidate that was, to the knowledge of such Stockholder, either called upon by RIGINC as a prospective acquisition candidate or was the subject of an acquisition analysis by RIGINC. Each Stockholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that RIGINC had called upon such candidate or made an acquisition analysis thereof.

For purposes of this Article IX, the term "RIGINC" includes all subsidiaries of RIGINC (including without limitation the Company and any companies RIGINC has resolved to acquire).

     9.2     CONFIDENTIALITY.
             ---------------

          (a) Each Stockholder recognizes that by reason of his or her ownership of the Company and his or her employment by the Company, he or she has acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Stockholder covenants and agrees with the Company and RIGINC that he or she will not for a period of two (2) years following the Closing Date (or in the case of trade secrets (as defined under applicable law) for so long as the information remains a trade secret) except in performance of Stockholder's obligations to the Company or with the prior written consent of the Company pursuant to authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that he or she may learn or has learned by reason of his or her ownership of the Company or his or her employment by the Company, or any of its subsidiaries and affiliates, or use any such information in a manner detrimental to the interests of the Company or RIGINC, unless (i) such information becomes known to the public generally through no fault of any Stockholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to
                                                         --------
disclosing any information pursuant to clause (i), (ii) or (iii) above, the Stockholder (as applicable) shall give prior written notice thereof to RIGINC and provide RIGINC with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or RIGINC's management with respect to the Company's or RIGINC's, or any of their affiliates' or subsidiaries', products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

          (b)     INTENTIONALLY  OMITTED

     9.3     DAMAGES  .  Because  of the difficulty of measuring economic losses
             -------
to RIGINC as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to RIGINC for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by RIGINC in the event of breach by such Stockholder, by injunctions and restraining orders.

     9.4     REASONABLE  RESTRAINT.  The  parties  agree  that  the  foregoing
             ---------------------
covenants in this Article IX impose a reasonable restraint on each Stockholder in light of the activities and business of RIGINC on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of RIGINC; but it is also the intent of RIGINC and each Stockholder that such covenants be construed and enforced in accordance with the changing activities and business of RIGINC throughout the term of this covenant. The parties further agree that so long as a Stockholder is not an employee of the Company, in the event a Stockholder shall enter into a business or pursue other activities not in competition with RIGINC or similar activities or business in locations the operation of which, under such circumstances, does not violate Section 9.1(a) or the terms of any employment agreement with RIGINC, such Stockholder shall not be chargeable with a violation of this Article IX if RIGINC shall thereafter enter the same, similar or a competitive (a) business,
(b)  course  of  activities  or  (c)  location,  as  applicable.

     9.5     SEVERABILITY;  REFORMATION.  The  covenants  in this Article IX are
             --------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     9.6     INDEPENDENT  COVENANT.  All  of  the  covenants  in this Article IX
             ---------------------
shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against RIGINC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by RIGINC of such covenants. The parties expressly acknowledge that the terms and conditions of this Article IX are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of two (2) years stated at the beginning of this Article IX during which the agreements and covenants of the Stockholder made in this Article IX shall be effective, shall be computed by excluding from such computation any time during which the Stockholder is found by a court of competent jurisdiction to have been in violation of any provision of this Article IX. The covenants contained in
Article IX shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     9.7     MATERIALITY.  The  Company  and  each Stockholder hereby agree that
             -----------
the covenants set forth in this Article IX are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

                                   ARTICLE  X.

                                     GENERAL

          10.1     TERMINATION.  This  Agreement  may  be terminated at any time
                   -----------
prior  to  the  Closing  Date  solely:

               (a) by mutual consent of the boards of directors of RIGINC and the Company;

               (b) by the Stockholders or the Company if the RIGINC Closing Stock Price is less than $10.20, and RIGINC does not elect to use the stock price that is less than $10.20 for purposes of determining the number of shares of RIGINC Stock to be received at the Closing;

               (c) by the Stockholders and the Company as a group, on the one hand, or by RIGINC, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Stockholders and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

               (d) by the Stockholders and the Company as a group, on the one hand, or by RIGINC, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would make the consummation of the transactions contemplated hereby illegal.

     10.2     EFFECT  OF  TERMINATION.
              -----------------------

          (a)     In  the event of the termination of this Agreement pursuant to
Section 10.1 (including, without limitation, termination by any party for the failure by the other party to close the transaction described herein), then this Agreement shall become ineffective except that: (i) the provisions of Articles VIII and X and Section 9.2 shall remain in full force and effect and survive any termination of this Agreement and (ii) each party shall remain liable to the other for such breach of this Agreement prior to its termination.

          (b) Notwithstanding anything in this Section 10.2 or this Agreement to the contrary, should this Agreement be terminated prior to the Closing Date by RIGINC for a "Non-Material Breach" of the Jamison Parties or by any or all of the Jamison Parties for a "Material Breach" by RIGINC, then CMAJ shall pay the Deposit to the Company. Should this Agreement be terminated by RIGINC for a Material Breach of the Jamison Parties or by any or all of the Jamison Parties for a Non-Material Breach of RIGINC, then CMAJ shall immediately return the Deposit to RIGINC. A "Non-Material Breach" means any breach of the representations, warranties, covenants or agreements set forth herein that could not reasonably be expected, individually or in aggregate, to be likely to lead to the loss by RIGINC, on the one hand, or the Jamison Parties, on the other, of greater than $150,000. A "Material Breach" means any breach of the representations, warranties, covenants or agreements set forth herein that could reasonably be expected, individually or in aggregate, to be likely to lead to the loss by RIGINC, on the one hand, or the Jamison Parties, on the other, of greater than $150,000. Notwithstanding anything herein to the contrary, it is hereby expressly agreed that failure to close without a material reason therefor is a "Material Breach." Termination by the Stockholders or the Company pursuant to Section 10.1(b) shall be deemed to be a termination for a Non-Material Breach.

          (c) Upon any unilateral termination by the Stockholders or the Company on the one hand, or by RIGINC on the other hand, the terminating party (the "Terminating Party") shall give written notice to CMAJ of such termination (such notice is hereinafter referred to as the "Notice of Termination"). The Notice of Termination shall be a sworn statement and, at a minimum: (i) be labeled "Notice of Termination," (ii) identify this Agreement, (iii) specify whether such termination was for a Non-Material Breach or for a Material Breach, and (iv) indicate the party who is to receive the Deposit. Upon receipt of the Notice of Termination, CMAJ shall send a copy thereof to whichever of RIGINC or the Stockholders and the Company is not the Terminating Party (the "Non-Terminating Party"), in accordance with the notice provisions of Section
10.8 hereof. If the Non-Terminating Party desires to dispute the Notice of Termination, such party shall, within fifteen (15) days after the date of mailing the copy of the Notice of Termination from CMAJ, deliver to CMAJ a sworn statement (the "Affidavit") saying that the Notice of Termination is incorrect, whereupon the provisions of Section 10.9 hereof will become applicable. If CMAJ receives the Affidavit within fifteen (15) days, CMAJ shall send a copy thereof to the Terminating Party in accordance with the notice provisions of Section
10.9 hereof, and CMAJ shall continue to hold the Deposit, and shall not release the Deposit except in accordance with (x) a final decisions of the Arbitrator as hereinafter provided, or receipt of a written agreement with authorized and notarized signatures of the Terminating and Non-Terminating Parties, authorizing the release of the Deposit, or any portion thereof to specified persons. The parties hereto agree that CMAJ must give prompt effect to any authenticated arbitration award. If CMAJ does not receive the Affidavit within said fifteen
(15) days, CMAJ is authorized and directed to deliver the Deposit in accordance with the instructions in the Notice of Termination.

     10.3     SUCCESSORS  AND  ASSIGNS  .  This  Agreement and the rights of the
              ------------------------
parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of RIGINC, and the heirs and legal representatives of the Stockholders.

     10.4     ENTIRE  AGREEMENT;  AMENDMENT;  WAIVER.  This Agreement sets forth
              --------------------------------------
the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.5     COUNTERPARTS.  This  Agreement  may  be  executed in any number of
              ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

     10.6     BROKERS  AND  AGENTS.   RIGINC  on  the  one hand, and the Jamison
              --------------------
Parties on the other, each represent and warrant to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

     10.7     EXPENSES.  RIGINC  has  and  will  pay  the  fees,  expenses  and
              --------
disbursements of its agents, representatives, accountants and counsel and, to the extent of $45,000.00, the fees, expenses and disbursements of the Company's and the Stockholders' accountants and counsel incurred in connection with the subject matter of this Agreement and any previous agreements among the parties. The Stockholders (and not the Company) have and will pay all other fees, expenses and disbursements of the Stockholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement. RIGINC shall bear the expense of the cost of the audits of the Company incurred in connection herewith, including, without limitation, the Post-Closing Audit.

     10.8     NOTICES.  Any  notice,  request,  claim,  demand, waiver, consent,
              -------
approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

     If  to  RIGINC  to:

          Mr.  Andrew  Florance,  President
          Realty  Information  Group
          7475  Wisconsin  Avenue
          Sixth  Floor
          Bethesda,  Maryland  20814
          (Telefax:  (301)  718-2444)

          with  required  copies  to:

          Shea  &  Gardner
          1800  Massachusetts  Avenue,  N.W.
          Washington,  D.C.  20036
          Attn:  Michael  Isenman
          (Telefax:  (202)  828-2195)

          Brown,  Parker  &  Leahy,  L.L.P.
          3600  Two  Allen  Center
          1200  Smith  Street
          Houston,  Texas  77002-4595
          Attn:  Dallas  Parker
          (Telefax:  (713)  654-1871)

     If  to  any  Stockholder  to:

          Leslie  Lees  Jamison
          725  Tanglewood  Trail,  N.W.
          Atlanta,  Georgia  30327
          (Telefax:  (404)  256-3486)

          with  a  required  copy  to:

          Cushing,  Morris,  Armbruster  &  Jones,  LLP
          2110  Peachtree  Center  International  Tower
          229  Peachtree  Street,  N.E.
          Atlanta,  Georgia  30303
          Attn:  Jeffrey  F.  Montgomery
          (Telefax:  (404)  658-9865)

     If  to  CMAJ  to:

          Cushing,  Morris,  Armbruster  &  Jones,  LLP
          2110  Peachtree  Center  International  Tower
          229  Peachtree  Street,  N.E.
          Atlanta,  Georgia  30303
          Attn:  Jeffrey  F.  Montgomery
          (Telefax:  (404)  658-9865)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     10.9     GOVERNING  LAW.
              --------------

          (a) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Delaware

          (b) Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby ("Disputes") that seek specific performance of any obligations hereunder or injunctive relief may be adjudicated in any court of competent civil jurisdiction.

          (c) Except as provided in Section 10.9(b), all Disputes shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules").

               (i) The hearing locale shall be determined in accordance with the Rules. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA, within thirty (30) days after an Arbitrated Dispute is submitted for arbitration under this Section 10.9(c), to preside over the arbitration and resolve the Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. The parties shall have ten (10) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within ten (10) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

               (ii) The Arbitrator's decision (the "Decision") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

               (iii) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

               (iv) The authority of the Arbitrator shall be limited to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section 10.9(c) and are necessary to resolve the Dispute within the time periods specified in this Agreement. The Arbitrator shall render a Decision within sixty (60) days after being appointed to serve as Arbitrator, unless the parties otherwise agree in writing or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

     10.10     SEVERABILITY.  If  any  provision  of  this  Agreement  or  the
               ------------
application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

     10.11     ABSENCE  OF THIRD PARTY BENEFICIARY RIGHTS.  No provision of this
               ------------------------------------------
Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

     10.12     MUTUAL  DRAFTING.  This  Agreement  is  the mutual product of the
               ----------------
parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     10.13     FURTHER  REPRESENTATIONS.  Each  party  to  this  Agreement
               ------------------------
acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.



                           [EXECUTION PAGE FOLLOWING]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


REALTY  INFORMATION  GROUP,  INC.

By:  /s/  Andrew  C.  Florance
     ---------------------------
          Andrew  C.  Florance
          Chief  Executive  Officer


JAMISON  RESEARCH,  INC.

By:  /s/  Henry  D.  Jamison  IV
     ---------------------------
          Henry  D.  Jamison  IV
          Chairman and Vice President


CUSHING,  MORRIS,  ARMBRUSTER & JONES, LLP
 (Solely for purposes of the escrow provisions herein)

By:  /s/  Jeffrey  F.  Montgomery
     -----------------------------------------
          Jeffrey  F.  Montgomery,  a  Partner


STOCKHOLDERS:

     /s/  Henry  D.  Jamison  IV
       ----------------------------
          Henry  D.  Jamison  IV

     /s/  Leslie  Lees  Jamison
       ----------------------------
          Leslie  Lees  Jamison

                     LIST  OF  EXHIBITS  AND  SCHEDULES  TO

                        AGREEMENT  AND  PLAN  OF  MERGER

                                 BY  AND  AMONG

                       REALTY  INFORMATION  GROUP,  INC.,

                            JAMISON  RESEARCH,  INC.,

                             HENRY  D.  JAMISON  IV

                                       AND

                              LESLIE  LEES  JAMISON

                            DATED  JANUARY  6,  1999


Schedule  3.1(a)  Company  Business  Authorization
Schedule  3.1(b)  Exceptions  to  Company  Articles,  Bylaws  and  Minutes
Schedule  3.1(c)  Company  Directors  and  Officers
Schedule  3.3  Company  Conflicts
Schedule  3.4  Company  Ownership  of  Capital  Stock  (*
Schedule  3.5  Company  Options;  Restrictions  on  Capital  Stock
Schedule  3.6(a)  Company  Corporate  Ownership  Interests
Schedule  3.6(b)  Company  Non-Corporate  Ownership  Interests
Schedule  3.9  Company  Financials
Schedule  3.10(a)  Company  Liabilities
Schedule  3.10(c)  Company  New  Expenditures
Schedule  3.12  Company  Company  Accounts
Schedule  3.13  Company  Accounts  Receivable
Schedule  3.15(b)  Company  Real  Property
Schedule  3.15(c)  Company  Leases  Requiring  Consent
Schedule  3.16(a)  Company  Personal  Property
Schedule  3.17(a)  Company  Trademarks
Schedule  3.17(b)(i)  Company  Patents
Schedule  3.17(b)(ii)  Company  Copyrights
Schedule  3.17(c)  Company  Trade  Secrets
Schedule  3.17(d)  Company  Intellectual  Property  Obligations
Schedule  3.17(e)  Company  Intellectual  Property  Claims
Schedule  3.18(a)  Company  Contracts
Schedule  3.18(b)  Company  Contract  Impairment
Schedule  3.18(c)  Company  Third-Party  Consents

Schedule  3.18(d)  Company  Loans  and  Credit  Agreements
Schedule  3.19  Company  Company  Names
Schedule  3.20  Company  Insurance
Schedule  3.21(a)  Company  Environmental
Schedule  3.23(b)  Company  Benefits
Schedule  3.23(c)  Company  Worker's  Compensation
Schedule  3.23(d)  Company  Highly  Compensated  Employees
Schedule  3.24  Company  Taxes
Schedule  3.25  Company  Litigation
Schedule  3.27  Company  Changes
Schedule  4.3(b)  RIG  Conflicts
Schedule  4.8(d)  RIG  Intellectual  Property  Obligations
Schedule  4.9(a)  RIG  Environmental
Schedule  4.11  RIG  Taxes
Schedule  4.12(b)  RIG  Litigation
Schedule  4.13  RIG  Changes
Schedule  5.12  Branham  Agreement
Exhibit  A  Church  Consent
Exhibit  6.7(a)  Employment  Agreement  for  Henry  D.  Jamison  IV

The above-listed Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.